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                                                                     EXHIBIT (i)
                                                                     -----------

                          GOODWIN, PROCTER & HOAR LLP

                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881
                                                       TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 227-8591

                               March  15, 2000

Fifth Third Funds
c/o Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263

Ladies and Gentlemen:

     As counsel to Fifth Third Funds, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of beneficial interest (the "Shares") of Fifth Third Technology Fund and Fifth Third Ohio Tax Exempt Money Market Fund (the "Funds"), each of which is a separate series of the Trust that has been established and designated pursuant to Section 5 of Article III of the Declaration of Trust dated September 15, 1998, as amended to date (the "Master Trust Agreement"), and as more fully described in the prospectuses and statement of additional information contained in Parts A and B, respectively, of Post-Effective Amendment No. 31 (the "Amendment") to the Trust's Registration Statement on Form N-1A (Securities Act of 1933 Registration No. 33-24848; Investment Company Act of 1940 Registration No. 811-8384).

     We have examined the Master Trust Agreement, the By-Laws of the Trust, certain resolutions adopted by the Board of Trustees of the Trust, the prospectuses and statement of additional information of the Funds which form a part of the Amendment and such other documents as we deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, which are the subject of the foregoing Registration Statement will, when sold in accordance with the terms of the prospectuses and statement of additional information relating to the Shares, as in effect at the time of the sale, will be legally issued, fully-paid and non-assessable by the Trust.

     We hereby consent to the reference to this firm in the prospectuses and statement of additional information and to a copy of this opinion being filed as an exhibit to the foregoing Amendment.

                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar LLP

                                    GOODWIN, PROCTER & HOAR LLP